THE COMPANIES ACT 1985

                        PRIVATE COMPANY LIMITED BY SHARES

                            MEMORANDUM OF ASSOCIATION

                                       OF

                             ANGLIAN STRAW LIMITED *

1    The Company's name is "ANGLIAN STRAW LIMITED" *

2    The Company registered office is to be situated in England and Wales

3.** The objects for which the Company is established are:-

     (A) to carry on, participate in, undertake and perform all or any of the businesses of general merchants and traders, cash and credit traders, manufacturers' agents and representatives, insurance brokers and consultants, estate and advertising agents and contractors, mortgage brokers, financial agents, advisers, managers and administrators, hire purchase and general financiers, brokers and agents, commission agents, marketing and business consultants, general storekeepers, warehousemen, discount traders, mail order specialists, railway, shipping and forwarding agents, shippers, traders, capitalists and financiers either on the Company's own account or otherwise, printers and publishers; haulage and transport contractors, garage proprietors, operators, hirers and letters on hire of, and dealers in motor and other vehicles, craft, plant, machinery, tools and equipment of all kinds, importers and exporters, manufacturers, retailers, wholesalers, buyers, sellers, distributors and shippers of, and dealers in all products, goods, wares, merchandise and produce of every description, to participate in, undertake, perform and carry on all or any kinds of commercial, industrial, trading and financial operations and enterprises; to purchase or otherwise acquire and take over any businesses or undertakings which may be deemed expedient, or to become interested in and to carry on or dispose of, remove or put an end to the same or otherwise deal with any such businesses or undertakings as may be thought desirable.

*    The Company name changed by special resolution passed on 20 March 1996

** A new objects clause 3 was inserted by special resolution passed on 9 September 1998.

     (B) To carry on any other business or trade which in the opinion of the Board of Directors may be conveniently or advantageously carried on in connection with or as ancillary to any of the above businesses or be calculated directly or indirectly to enhance the value of or render profitable any of the property of the Company or to further any of its objects.

     (C) To purchase, take options over, take on lease or in exchange, hire or otherwise acquire and hold for any estate or interest whatsoever any movable or immovable property, whether tangible or intangible and wheresoever situate, which the Board of Directors may think necessary or convenient for the purposes of the business of the Company, and to improve, manage, construct, repair, develop, exchange, let on lease or otherwise deal with all or any part of the property and rights of the Company.

     (D) To build, construct, maintain, develop, alter, enlarge, improve, pull down, remove or replace any buildings, works, roads, railways, tramways, sidings, bridges, reservoirs, shops, stores, factories, plant and machinery necessary or convenient for the business of the Company and to join with any person, firm or company in doing any of the things aforesaid.

     (E) To borrow or raise or secure the repayment of moneys raised or borrowed for the purposes of or in connection with the business of the Company in any manner and in particular to issue and deposit any mortgage, charge, standard security, lien or other security upon the whole or any part of the Company's undertaking, property or assets (whether present or future) including its uncalled capital (if any) and to issue at par or at a premium or discount, and for such consideration and with and subject to such rights, powers, privileges and conditions as may be thought fit, debentures or debenture stock, either permanent or redeemable or repayable, and collaterally or further to secure any securities of the Company by a trust deed or other assurance.

     (F) To issue and deposit any securities which the Company has power to issue by way of mortgage to secure any sum less than the nominal amount of such securities and also by way of security or guarantee for the performance by the Company or any other person firm or company having dealings with the Company or in whose business or undertakings the Company is interested whether directly or indirectly of any contract or liability undertaken thereby or which may become binding thereon as the case may be.

     (G) To lend and advance money or give credit on such terms as may seem expedient and with or without security to customers and others, to enter into guarantees, contracts of indemnity and suretyships of all kinds, to receive money on deposit or loan upon any terms, to secure or guarantee the payment of any sums of money or the performance of any obligation by any company, firm or person including any holding company, subsidiary or fellow subsidiary company in any manner, and generally to act as bankers for customers and others.

     (H) To receive money on deposit or loan upon such terms as the Company may approve, and to give guarantees or become security for the obligations and contracts of any person, firm or company including the obligations and contracts of customers.

     (I) To invest and deal with the moneys of the Company not immediately required for the purpose of its business in or upon such investments and securities and in such manner as may from time to time be considered expedient.

     (J) To acquire or undertake the whole or any part of the business, goodwill, property, assets and liabilities of any person, firm, or company carrying on or proposing to carry on any of the businesses which the Company is authorised to carry on or which can be carried on in conjunction therewith or which are capable of being conducted so as directly or indirectly to benefit the Company.

     (K) To apply for and take out, register, purchase, or by other means acquire and protect, prolong and renew, whether in the United Kingdom or elsewhere any patents, patent rights, brevets d'invention, licences, secret processes or information, trade marks, designs, protections and concessions and to disclaim, alter, modify, use and turn to account and to manufacture under or grant licences or privileges in respect of the same whether exclusive or non-exclusive, and to expend money in experimenting upon, testing and improving any patents, inventions or rights which the Company may acquire or propose to acquire.

     (L) To draw, make, accept, endorse, discount, negotiate, execute and issue cheques, bills of exchange, promissory notes, bills of lading, scrip, warrants, debentures and other negotiable or transferable instruments.

     (M) To apply for, promote, and obtain any Act of Parliament, order, or licence of the Department of Trade or other authority for enabling the Company to carry any of its objects into effect or for effecting any modification of the Company's constitution, or for any other purpose which may seem calculated directly or indirectly to promote the Company's interests, and to oppose any proceedings or applications which may seem calculated directly or indirectly to prejudice the Company's interests.

     (N) To enter any arrangements with any government or authority (supreme, municipal, local, or otherwise) that may seem conducive to the attainment of the Company's objects or any of them, and to obtain from any such government or authority any charters, decrees, rights, privileges or concessions which the Company may think desirable and to carry out, exercise, and comply with any such charters, decrees, rights, privileges, and concessions.

     (O) To enter into any partnerships or joint-purchase arrangement or arrangement for sharing profits, union of interests or co-operation with any company, firm or person carrying on or proposing to carry on any business which this Company is authorised to carry on or any business or transaction capable of being conducted so as directly or indirectly to benefit the Company, and to acquire and hold, sell, deal with or dispose of shares, stock or securities of any such company, firm or person and to guarantee the contracts or liabilities of, or the payment of the dividends, interest or capital of any shares, stock or securities of and to subsidise or otherwise assist any such.

     (P) To control, manage, finance, subsidise, co-ordinate or otherwise assist any company or companies in which the Company has a direct or indirect financial interest, to provide secretarial, administrative, technical, commercial and other services and facilities of all kinds for any such company or companies and to make payments by way of subvention or otherwise and any other arrangements which may seem desirable in respect of any business or operations of or generally in relation to any such company or companies.

     (Q) To subscribe for, take, purchase or otherwise acquire and hold shares stocks, debentures, debenture stocks, bonds or other interests in or securities of any other company having objects altogether or in part similar to those of the Company or carrying on any business capable of being carried on so as directly or indirectly to benefit the Company or enhance the value of any of its property and to co- ordinate, finance and manage the business and operations of any company in which the Company holds any such interest.

     (R) To establish finance or promote or concur in establishing financing or promoting any other company for the purpose of acquiring the whole or any part of the business or property or undertaking or any of the liabilities of the Company, or of undertaking any business or operations which may directly or indirectly appear likely to assist or benefit the Company or to enhance the value of any property or business of the Company and to issue, place, underwrite or guarantee the subscription of, or concur or assist in the issuing or placing, underwriting or guaranteeing the subscription of shares, debentures, debenture stock, bonds, stocks and securities of any company, whether limited or unlimited or incorporated by Act of Parliament or otherwise, at such times and upon such terms and conditions as to remuneration and otherwise as may be agreed upon and to hold or dispose of such shares or securities or guarantee the payment of the dividends, interest or capital of any such shares or securities issued by or any other obligations of any such company.

     (S)  To sell,  exchange,  lease,  licence,  turn to  account  or  otherwise dispose of the whole or any part of the business property or undertaking of the Company, either together or in portions and to accept payment therefor either in cash, by instalments or otherwise, or in fully or partly paid-up shares of any company or corporation formed or to be formed for purchasing the same (with or without deferred or preferred or special rights or restrictions in respect of dividend, repayment of capital, voting or otherwise) or in debentures or mortgage debentures or debenture stock, mortgages or other securities of any such company or corporation, or partly in one mode and partly in another, and generally on such terms as the Company may determine, and to hold, dispose of or otherwise deal with any shares, stock or securities so acquired.

     (T) To the extent permitted by law to give financial assistance for the purpose of the acquisition of shares of the Company or of any company of which the Company is a subsidiary and for the purpose of reducing or discharging a liability incurred for the purpose of such an acquisition and to give such assistance by means of a gift, loan or guarantee, indemnity, the provision of security or otherwise.

     (U) To remunerate any person, firm or company rendering services to the Company either by cash payment or by the allotment to him or them of shares or other securities of the Company credited as paid up in full or in part or otherwise as may be thought expedient.

     (V) To pay all or any expenses incurred in connection with the promotion, formation and incorporation of the Company, or of any company formed or promoted by the Company or to contract with any person, firm or company to pay the same, and to pay commissions to brokers and others for underwriting, placing, selling or guaranteeing the subscription of any shares or other securities of the Company.

     (W) To support or subscribe to any charitable, benevolent or useful object of a public character and to establish, support and subscribe to any association, institution, society, fund or club which may be for the benefit of the Company or its Directors, ex-Directors, employees, or ex-employees or may be connected with any town or place where the Company carries on business; to give or award pensions, annuities, gratuities, bonuses and superannuation or other allowances or benefits or charitable aid and generally to provide advantages, facilities and services for any persons who are or have been Directors of, or who are or have been employed by, or who are serving or have served the Company, or of any company which is a subsidiary of the Company or the holding company of the Company or a fellow subsidiary of the Company or the predecessors in business of the Company or of any such subsidiary, holding or fellow subsidiary company and to the wives, widows, children and other relatives and dependants of such persons; to make payments towards insurance for the benefit of such persons as aforesaid; and to set up, establish support and maintain superannuation and other funds or schemes (whether contributory or non-contributory) for the benefit of any of such persons and of their wives, widows, children and other relatives and dependants; and to set up, establish, support and maintain profit sharing, share purchase and share option schemes for the benefit of any of the employees or Directors of the Company or of any such subsidiary, holding or fellow subsidiary company and to lend money to any such employees or to trustees on their behalf to enable any such schemes to be established or maintained.

     (X) To distribute among the members in specie any property of the Company, or any proceeds of sale or disposal of any property of the Company, and for such purpose to distinguish and separate capital profits, but so that no distribution amounting to a reduction of capital be made except with the sanction (if any) for the time being required by law.

     (Y) To procure the Company to be registered or recognised in any part of the world and to do all or any of the things or matters aforesaid in any part of the world and either as principals, agents, trustees, contractors, sub-contractors or otherwise, and by or through agents, brokers, sub-contractors, trustees or otherwise and either alone or in conjunction with others.

     (Z) To do all such things as may be deemed incidental or conducive to the attainment of the Company's objects or any of them.

     The objects set forth in each sub-clause of this Clause shall not be restrictively construed but the widest interpretations shall be given thereto, and they shall not, except where the context expressly so requires, be in any way limited or restricted by reference to or inference from any other object or objects set forth in such sub-clause or from the terms of any other sub-clause or from the name of the Company. None of such sub-clauses or the object or objects therein specified or the powers thereby conferred shall be deemed subsidiary or ancillary to the objects or powers mentioned in any other sub-clause, but the Company shall have as full a power to exercise all or any of the objects conferred by and provided in each of the said sub-clauses as if each sub-clause contained the objects of a separate company. The word "company" in this Clause, except where used in reference to the Company, shall be deemed to include any partnership or other body of persons, whether incorporated or unincorporated and whether domiciled in the United Kingdom or elsewhere.

4    The liability of the Members is limited.

5    The  Company's  share  capital   is(pound)1000  divided  into  1000  shares
     of(pound)1.00 each. ***







***  Changed by resolution dated 31 May 1990